Calculation of Filing Fee Tables
S-8
Replimune Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	3,871,003	$ 10.81	$ 41,845,542.43	0.0001381	$ 5,778.87
2	Equity	Common Stock, $0.001 par value per share	Other	697,224	$ 9.19	$ 6,407,488.56	0.0001381	$ 884.87
Total Offering Amounts:						$ 48,253,030.99		$ 6,663.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,663.74
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, $0.001 par value per share ("Common Stock"), of Replimune Group, Inc. (the "Registrant"), that become issuable under the Replimune Group, Inc. 2018 Omnibus Incentive Compensation Plan (the "2018 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (b) Represents additional shares of Common Stock authorized for issuance under the 2018 Plan pursuant to certain provisions of the 2018 Plan that provide for an automatic annual increase in the number of shares of Common Stock authorized for issuance under the 2018 Plan. (c) Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on June 26, 2026.

[2]	(a) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Replimune Group, Inc. Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (b) Represents additional shares of Common Stock authorized for issuance under the ESPP pursuant to certain provisions of the ESPP that provide for an automatic annual increase in the number of shares of Common Stock authorized for issuance under the ESPP. (c) Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on June 26, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources